UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NEWPOINT FINANCIAL CORP.

(Name of Registrant as Specified in Charter)

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NEWPOINT FINANCIAL CORP.

433 North Camden Drive, Suite 275

Beverly Hills, CA 90210

(310) 494-5954

This Information Statement is being furnished to you, as a holder of Common Stock, par value $0.001 (“Common Stock”), of Newpoint Financial Corp ., a Delaware corporation (the “Company” or “Newpoint Financial Corp ”), on or around Sept 30, 2024, to inform you of the approvals by written consent on August 13, 2024 by the Company’s Board of Directors (the “Board”) and on May 13, 2024 by Newpoint Financial Corp.’s majority stockholder, Keith Beekmeyer (“Keith Beekmeyer”) entitled to vote as of May 13, 2024, (the “Record Date”), to adopt proposed amendments (the “Certificates of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a Reverse Stock Split of its Common Stock (the “Reverse Stock Split”). The Certificates of Amendment will be filed with the Secretary of State of the State of Delaware on or after September 30, 2024, (20 calendar days following the date this Information Statement is first mailed to Newpoint Financial Corp.’s stockholders) and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse Stock Split, as described in more detail below, Newpoint Financial Corp. stockholders owning fewer than 206 shares of Newpoint Financial Corp. Common Stock will be cashed out at a price of $0.001 per share, and the holdings of all other Stockholders will remain unchanged.

Although the Reverse Stock Split has been approved by the requisite number of Stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

The Reverse Stock Split is being undertaken as part of the Company’s plan to suspend its obligations to file periodic and current reports and other information with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described further in this Information Statement, the Board has determined that the costs of being a public reporting company outweigh the benefits thereof. The actions described herein, including effecting the Reverse Stock Split, terminating the registration of the Company’s Common Stock under Section 12(g) of the Exchange Act and suspending its reporting obligations under Section 15(d) of the Exchange Act, are collectively referred to herein as the “Transaction.” After giving effect to the Transaction, Newpoint Financial Corp. will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

Any trading in Newpoint Financial Corp.’s Common Stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an over the counter market (an “OTC market”), if one or more brokers choose to make a market for Common Stock on any such market and comply with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

NEWPOINT FINANCIAL CORP. IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is dated August 23, 2024, and is first being mailed to Newpoint Financial Corp. stockholders on or about September 30, 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All necessary corporate approvals in connection with the Reverse Stock Split have been obtained. This Information Statement is being furnished to all stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Delaware General Corporation Law, solely for the purpose of informing stockholders of the Reverse Stock Split before it takes effect.

This Information Statement shall serve as notice to Newpoint Financial Corp.’s stockholders who did not consent to action of Newpoint Financial Corp.’s stockholders taken without a meeting, pursuant to Section 228(e) of the Delaware General Corporation Law.

The Reverse Stock Split pursuant to which each 206 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock. Reverse Stock Split Interests in fractional shares owned by stockholders owning fewer than 206 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $0.001 per share owned by such stockholders prior to the Reverse Split. However, if a registered stockholder holds 206 or more shares of Common Stock in its account immediately prior to the Effective Date of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse Stock Split.

Newpoint Financial Corp. intends for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 206 shares of Common Stock in street name who wants to receive cash in the Reverse Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the Effective Date, to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse Stock Split. A stockholder holding fewer than 206 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have its shares cashed out in connection with the Reverse Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 206 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions prior to the Effective Date to the Company’s transfer agent, VStock Transfer, LLC (the “Transfer Agent”).

As soon as practicable after the effective time of the Reverse Stock Split, the existing registered Newpoint Financial Corp. stockholders, all of whom hold their shares electronically in book-entry form with the Transfer Agent, will receive a statement from the Transfer Agent reflecting the number of shares of Common Stock registered in their accounts, and each such Newpoint Financial Corp. stockholder whose shares of Common Stock would be converted into less than one share in the Reverse Split will receive a cash payment of $0.001 per share of Common Stock owned by such stockholder immediately prior to the Reverse Stock Split.

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SUMMARY OF TERMS OF REVERSE STOCK SPLIT

The following is a summary of the material terms of the proposed Certificates of Amendment, the Reverse Stock Split and the Transactions contemplated in connection with the Reverse Stock Split.

This Information Statement contains a more detailed description of the terms of the proposed Certificates of Amendment and the Reverse Stock Split. Newpoint Financial Corp. encourages you to read the entire Information Statement and each of the documents that it has attached as an Annex to this Information Statement carefully.

●	The Board has authorized a 206-for-1 Reverse Split of Newpoint Financial Corp. Common Stock. See also the information under the captions “Structure of the Reverse Stock Split,” “Special Factors — Reasons for and Purposes of the Reverse Stock Split” and “Recommendation of the Board; Fairness of Reverse Stock Split” in this Information Statement.

●	The Board has determined that the Reverse Stock Split is fair to and in the best interest of all of Newpoint Financial Corp. stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. See also the information under the caption “Recommendation of the Board; Fairness of the Reverse Stock Split” in this Information Statement.

●	The Company’s majority stockholder, Keith Beekmeyer, controls 10,873,500 shares of Common Stock, representing approximately 56.6% of the outstanding shares of Common Stock, and the majority stockholder has voted all such shares which it controls in favor of the Reverse Stock Split. See also the information under the caption “Description of the Reverse Stock Split — Vote Required” in this Information Statement.

●	When the Reverse Stock Split becomes effective, if you hold fewer than 206 shares of Common Stock, you will receive a cash payment of $0.001 per pre-split share. See also the information under the caption “Description of the Reverse Stock Split – Cash Payment for Fractional Shares” in this Information Statement.

●	The Reverse Stock Split will not affect outstanding stock options, whether exercisable or unexercisable, granted under the Company’s stock option plans and holders of options will, following the Reverse Stock Split, continue to hold options for the same number of shares of Common Stock at the same exercise price and other terms as they currently do. See also the information under the caption “Special Factors — Effect of the Reverse Stock Split on Option Holders” in this Information Statement.

●	The Reverse Stock Split is not expected to affect the Company’s current business plan or operations, except for the anticipated cost and management time savings associated with termination of its obligations as a public company. See also the information under the captions “Special Factors — Effects of the Reverse Stock Split, “Special Factors — Financial Effect of the Reverse Stock Split” and “Conduct of the Company’s Business After the Reverse Stock Split” in this Information Statement.

●	When the Reverse Stock Split becomes effective, Newpoint Financial Corp. will be eligible to cease filing periodic reports with the Commission and it intends to cease public registration. Once Newpoint Financial Corp. cease public registration following the filing of a Form 15 with the Commission, Newpoint Financial Corp. Stockholders will not be provided with periodic or other reports regarding the Company. See also the information under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split” and “Recommendation of the Board; Fairness of Reverse Stock Split” in this Information Statement.

●	Newpoint Financial Corp. has the financial resources to complete the Reverse Stock Split, the costs of which are anticipated to be approximately $19,200. However, if on the date immediately preceding the Effective Date, the Company believes that the cash required to pay for the Reverse Stock Split exceeds the company’s reasonable estimate of the amount of cash necessary to consummate the Reverse Stock Split, the Board reserves the right not to effect the Reverse Stock Split.

●	For those stockholders who receive a cash payment in the Reverse Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders that retain all of their shares of Common Stock incident to the Reverse Stock Split, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Special Factors — Federal Income Tax Consequences of the Reverse Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse Stock Split in light of your own particular circumstances.

●	You are not entitled to appraisal rights under either the Company’s governance documents or the Delaware General Corporation Law. See also the information under the caption “Description of the Split — Appraisal Rights” in this Information Statement.

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QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse Stock Split that are not addressed in the “Summary of Terms of Reverse Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including the Company’s financial statements and the Annexes hereto.

Q: What are some of the advantages of the Reverse Stock Split?

A: The Board believes that the Reverse Stock Split will have, among others, the following advantages:

●	Newpoint Financial Corp. will terminate the registration of its Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public reporting company, with tangible cost savings of an estimated $265,000 before taxes annually;

●	Newpoint Financial Corp. will be able to reduce the expense associated with maintaining stockholder accounts for numerous stockholders with small accounts;

●	Newpoint Financial Corp will be able to achieve the overhead reduction associated with the Reverse Stock Split without negatively affecting the Company’s business operations;

●	Allowing the Company’s officers and employees to focus exclusively on business goals and objectives;

●	Providing access to potential investors who do not invest in public companies

Q: What are some of the disadvantages of the Reverse Stock Split?

A: The Board believes that the Reverse Stock Split will have, among others, the following disadvantages:

●	Newpoint Financial Corp. stockholders owning fewer than 206 shares of Newpoint Financial Corp. Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be Newpoint Financial Corp. stockholders and will not have the opportunity to participate in or benefit from any future potential appreciation in its value;

●	Newpoint Financial Corp. stockholders remaining after the Reverse Stock Split will no longer have readily available to them all of the legally mandated information regarding the Company’s operations and results that is currently available in the Company’s filings with the Commission;

●	As a result of the termination of the Company’s registration and periodic reporting obligations following the Reverse Stock Split, Newpoint Financial Corp. will no longer prepare or file with the Commission, other things, annual reports on Form 10-K or quarterly reports on Form 10-Q. The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the Reverse Stock Split; and

●	Newpoint Financial Corp. will have less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend to be less valuable in a private company.

See also information under the captions “Special Factors — Effects of the Reverse Stock Split,” “Special Factors — Financial Effect of the Reverse Stock Split” and “Recommendation of the Board; Fairness of the Reverse Stock Split” in this Information Statement.

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Q: What are some of the factors that the Board considered in approving the Reverse Stock Split?

A: The Board considered several factors in approving the Reverse Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split” and “Special Factors — Effects of the Reverse Stock Split” in this Information Statement. The Board also considered numerous other factors, including:

●	The financial presentations and analyses of management regarding the Reverse Stock Split, including a valuation of the Company and determination that a price of $0.001 per pre-split share payable to fractional shareholders would be fair, from a financial point of view;

●	The Board’s discussions and conclusions about the fairness of the price of $0.001 per pre-split share to be paid following the Reverse Stock Split to Newpoint Financial Corp Stockholders owning fewer than 206 shares;

●	The projected tangible and intangible cost savings to Newpoint Financial Corp by terminating its status as a public reporting company, including an estimated $265,000 in annual savings from reduced legal, accounting and compliance costs.

Q: What is the total cost of the Reverse Stock Split to the Company?

A: Newpoint Financial Corp. estimates that it will pay up to approximately $0.001 to cash out fractional shares. Additionally, Newpoint Financial Corp. anticipates incurring approximately $22,000 in advisory, legal, financial and accounting fees, along with other related costs in connection with the Reverse Stock Split.

See also information under the captions “Special Factors — Effects of the Reverse Stock Split,” “Special Factors — Financial Effect of the Reverse Stock Split” and “Costs of the Reverse Stock Split” in this Information Statement.

Q: What are the interests of directors and executive officers in the Reverse Stock Split?

A: As a result of the Reverse Stock Split, Newpoint Financial Corp. believes that the beneficial ownership of its directors, executive officers and insiders, collectively, will not materially change.

Q: What are the interests of the majority stockholder in the Reverse Stock Split?

A: As a result of the Reverse Stock Split, Newpoint Financial Corp. believes that the Company’s majority stockholder will not materially increase its ownership of its Common Stock beyond the current approximately 56.6%

See also information under the captions “Special Factors — Effects of the Reverse Stock Split,” “Special Factors — Potential Disadvantages of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders” and “Interests of Certain Persons” in this Information Statement.

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STRUCTURE OF THE REVERSE STOCK SPLIT

The Reverse Stock Split is in respect of Newpoint Financial Corp.’s Common Stock. The Reverse Split is expected to occur on the Effective Date. The Reverse Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Newpoint Financial Corp. Common Stock for each 206 shares of Newpoint Financial Corp. Common Stock held in such stockholder’s account immediately prior to the effective time of the Reverse Stock Split. Any registered stockholder who holds fewer than 206 shares of Newpoint Financial Corp. Common Stock in their account immediately prior to the effective time of the Reverse Split will receive a cash payment of $0.001 per pre-split share instead of fractional shares.

Illustrative Examples. The effect of the Reverse Stock Split on both cashed out Stockholders and continuing stockholders may be illustrated, in part, by the below illustrative examples which, solely for the purposes of these illustrative examples, assume the Board determines to use 206 as the Split Ratio.

Hypothetical Scenario A — Mr. A is a registered stockholder who holds 205 shares of Newpoint Financial Corp. Common Stock in a record holder account in his name at the Effective Date of the Reverse Stock Split. Mr. A holds no other shares.

Result — Mr. A will receive cash in the amount of $0.001 per share, without interest, for the 205 shares of Newpoint Financial Corp. Common Stock held prior to the Reverse Stock Split.

Hypothetical Scenario B — Ms. B is a registered stockholder who holds 206 shares of Newpoint Financial Corp. Common Stock in a record holder account in her name at the Effective Date of the Reverse Stock Split. Ms. B holds no other shares.

Result — Ms. B will receive 1 share of Newpoint Financial Corp. Common Stock in a record holder account in her own name after the Reverse Stock Split.

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FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. These statements are inherently subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undo reliance on any forward-looking statements included in this Information Statement.

SPECIAL FACTORS

Reasons for and Purposes of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to reduce the number of record holders of Newpoint Financial Corp. Common Stock to fewer than 300, so that Newpoint Financial Corp. can terminate the registration of Newpoint Financial Corp. Common Stock under Section 12(g) of the Exchange Act. The Reverse Stock Split is intended to further reduce the Company’s expenses. Specifically, the Reverse Stock Split is expected to eliminate expenses related to the Company’s disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense the Company incurs in servicing a large number of record stockholders who own relatively small numbers of its shares.

As discussed further in this Information Statement under the caption “Special Factors — Background of the Reverse Stock Split,” the Board has for a number of years reviewed strategic alternatives to maximize stockholder value by reducing its operating costs. In particular, the Board has expressed concern about the expense of remaining a public reporting company and continuing to comply with the periodic reporting requirements of the Exchange Act.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost. Newpoint Financial Corp. has been unable to provide increased value to Newpoint Financial Corp stockholders. as a public company, and particularly as a result of the increased cost and tangible and intangible burdens associated with being a reporting public company following the passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company does not believe that continuing the company’s public reporting company status is in the best interest of the Company or Newpoint Financial Corp stockholders.

The Company’s status as a public reporting company has not only failed to benefit its stockholders materially, but also, in the Board’s view, places an unnecessary financial burden on the Company. As a public reporting company, Newpoint Financial Corp. incurs direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, Newpoint Financial Corp. incurs an estimated $265,000 annually before taxes in related expenses, broken down as follows:

Estimated Future Annual Savings to be Realized if the Company Eliminates Reporting Requirements

Audit Fees	$85,000
Listing Fees and Related Expenses	$10,000
Legal and Board Fees	$150,000
Internal Control Compliance	$20.000
Total	$265,000

The estimates set forth above are only estimates. The actual savings that the Company may realize may be higher or lower than the estimates set forth above. In light of the Company’s current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in the Company’s best interests and the best interests of its stockholders to eliminate the administrative, financial and additional accounting burdens associated with being a public reporting company by consummating the Reverse Stock Split at this time rather than continue to subject the Company to these burdens.

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The substantial costs and burdens imposed on Newpoint Financial Corp. as a public reporting company will likely continue to increase beyond the already significant amount of overall executive time expended on the preparation and review of the Company’s public filings and in continuing to comply with the requirement to produce certified financial statements as required under the Sarbanes-Oxley Act. Since Newpoint Financial Corp. has relatively few executive personnel, these indirect costs can be significant relative to the Company’s overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse Stock Split is effected and Newpoint Financial Corp. ceases filing periodic reports with the Commission, the time currently devoted by management to the Company’s public company reporting obligations could be devoted to other purposes, such as operational concerns to further the Company’s business objectives and the interests of its stockholders.

See also information under the caption “Special Factors - Strategic Alternatives Considered” in this Information Statement for an additional description of the reasons why the Board approved the Reverse Stock Split instead of another alternative transaction structure.

The Reverse Stock Split will terminate the equity interests in the Company for approximately 686 record and beneficial holders of Common Stock; As of September 30, 2024, each of these holders had fewer than 206 shares of Common Stock.

The Reverse Stock Split is expected to relieve Newpoint Financial Corp. of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering the Company’s Common Stock. Additionally, the Reverse Stock Split will provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares.

Based on information available to Newpoint Financial Corp., the Company presently has an aggregate of approximately 865 record holders and beneficial holders of its Common Stock (collectively, “holders”), of which approximately 686 own fewer than 206 shares. In the aggregate, the shares held by these small holders comprise less than 0.75% of outstanding shares of Newpoint Financial Corp. Common Stock. The administrative burden and cost to the Company of maintaining records in respect of these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board’s view, excessive given Newpoint Financial Corp.’s limited size and the nature of its operations. These expenditures result in no material benefit to the Company. The Reverse Stock Split will enable the Company to eliminate much of these costs.

Upon consummation of the Reverse Stock Split, stockholders owning fewer than 206 shares of Common Stock will be cashed out and will no longer hold any equity interest in the Company. These stockholders will not participate in future earnings or any increases in the value of the Company’s assets or operations. Consequently, only employees, executive officers, directors and remaining stockholders will benefit from any future increases in the Company’s earnings. The stockholders that will continue to have an equity interest in the Company after the Reverse Stock Split will own a security, the liquidity of which will be severely restricted. See also information under the captions “Recommendation of the Board; Fairness of the Reverse Stock Split” and “Fairness of the Reverse Stock Split to Stockholders” in this Information Statement.

The Reverse Stock Split will (i) cause Newpoint Financial Corp. to cash out shares of Newpoint Financial Corp. Common Stock held by any stockholder holding fewer than 206 shares, (ii) not cash out any shares of Newpoint Financial Corp. Common Stock held by any stockholder holding at least 206 shares and (iii) change the aggregate percentage of Newpoint Financial Corp. Common Stock held by the remaining stockholders to 100%. However, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

Strategic Alternatives Considered

In making the determination to proceed with the Reverse Stock Split, the Board evaluated a number of other strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse Stock Split would be the simplest and most cost-effective approach to achieve the purposes described above. These alternatives were:

Tender Offer. The Board considered a proposed acquisition of all of the Company’s outstanding voting capital by its majority stockholder, constituting a tender offer for up to 100% of the equity of the Company. After further discussions, the tender offer discussion was not pursued further by the majority stockholder.

Wind Down. The Board considered a wind down of the Company in the event it could not secure a financing.

Maintaining the status quo. The Board also considered taking no action to reduce the number of Newpoint Financial Corp. stockholders. However, due to the significant and increasing costs of being public, the Board believed that maintaining the status quo would be detrimental to all stockholders. Newpoint Financial Corp. would continue to incur the expenses of being a public reporting company without realizing the benefits of public company status.

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Background of the Reverse Stock Split

The Company was initially incorporated in the State of Delaware on November 16, 2005 under the name Blue Ribbon Pyrocool, Inc. (“Blue Ribbon”). Blue Ribbon changed its name to Classic Rules Judo Championships, Inc. on July 15, 2008 and subsequently to Judo Capital Corp on February 15, 2017.

On June 2, 2014, the Company ceased its principal activities of hosting and sponsoring judo tournaments and dissolved Classic Rules World Judo Championships, Inc. The Company had planned to operate in real estate investment market focused in the New York City metropolitan area. On February 28, 2018, the Company ceased its plans to operate in the real estate investment market. In February 2021 new officers and directors were elected and the name of the Company was changed to Newpoint Financial Corp.

Newpoint Financial Corp. is a holding company that aims to strategically invest primarily in regulated entities such as banks and insurance companies. These investments may result in us acquiring a controlling or non-controlling interests of these entities. To date, the company has entered into three such transactions (one of which has closed): in December 2021 the company acquired a 10% interest in Novea, Inc., a financial and insurance services software company. The agreement was modified on September 30, 2022. (see Form 10-K);The company also entered into an agreement for the acquisition of an interest in American Millennium Insurance Co., a New Jersey based insurance company (see Form 10-K) through the purchase of shares of its parent company, Citadel Risk Holdings Inc. During 2021, the Company executed a subscription agreement with Citadel Reinsurance Company, which together with its affiliates owns all of the issued and outstanding shares of common stock of CRHI. Pursuant to the agreement, the company agreed to purchase Class A ordinary shares representing 100% of Citadel Reinsurance Company Limited to be subscribed to in equal instalments of $2,500,000 paid annually for a 10-year period. The proposed deal with American Millennium Insurance Co., Citadel Risk Holdings Inc. and Citadel Reinsurance Company Limited was rescinded on November 21, 2022.

Subsequent to these transactions not being executed as anticipated, the company was financially constrained. Listing and professional fee expenses continued to impair the company’s ability to continue as a going concern. Based on the recommendation obtained as detailed in the Information Statement as Annex B-1, the Board decided to execute the reverse stock split as described.

Effects of the Reverse Stock Split

If effected, based on information available to us, the Reverse Stock Split will reduce the number of record and beneficial stockholders of Newpoint Financial Corp. Common Stock from approximately 865 to approximately 179. This reduction in the number of Newpoint Financial Corp. registered stockholders will enable us to terminate the registration of Newpoint Financial Corp. Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to Newpoint Financial Corp. stockholders and to the Commission.

For a total expenditure by us of up to approximately $265,000 in transaction costs (including advisory, legal, financial, accounting and other fees and costs) and approximately $19,200 in purchase costs for fractional shares, Newpoint Financial Corp. estimates it will realize approximately $265,000 in cost savings on an annual basis by terminating its public reporting company status.

The effect of the Reverse Stock Split on each stockholder will depend on the number of shares that such stockholder owns. Stockholders holding at least 206 shares of Common Stock will be unaffected by the Reverse Stock Split. Stockholders holding fewer than 206 shares of Common Stock will have their shares converted into the right to receive a cash amount equal to $0.001 per share. See also “Structure of the Reverse Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse Stock Split on each stockholder.

Potential Disadvantages of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

Stockholders owning fewer than 206 shares of Common Stock immediately prior to the Effective Date of the Reverse Stock Split will, after giving effect to the Reverse Stock Split, no longer have any equity interest in the Company and therefore will not participate in the Company’s future potential earnings or growth. It is expected that 686 holders will be fully cashed out in the Reverse Stock Split. Subject to its Certificate of Incorporation and compliance with the General Corporation Law of the State of Delaware, the Company will continue to have the right to issue Common Stock and other securities after consummation of the Reverse Stock Split.

The Reverse Stock Split will require stockholders who own fewer than 206 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse Stock Split, but the Board has concluded that the completion of the Reverse Stock Split overall will benefit these stockholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these stockholders.

Based on an assumed cash-out of approximately shares, the percentage ownership of each holder remaining after the Reverse Stock Split will not materially change. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Potential disadvantages to Newpoint Financial Corp. stockholders who will remain as stockholders after the Reverse Stock Split include decreased access to information. When the Reverse Stock Split is effected, Newpoint Financial Corp. intends to terminate the registration of its Common Stock under the Exchange Act. As a result of the termination, Newpoint Financial Corp. will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act.

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Financial Effect of the Reverse Stock Split

Completion of the Reverse Stock Split will require an approximately total cost of $22,000, which includes advisory, legal, financial, accounting and other fees and costs related to the transaction. Consequently, the Company will experience a decreased in its working capital. This reduction may have a significant impact on the Company’s capitalization, liquidity, operational results, and cash flow. The Board reserves the right to reassess these financial effects and make necessary adjustments in response to changing conditions to safeguard the best interests of the Company and its stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their shares of Newpoint Financial Corp. Common Stock as a capital asset. This summary does not address any state, local, foreign, or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service (the “IRS”).

Except as otherwise noted, the federal income tax consequences to stockholders described below is the same for both affiliated stockholders and unaffiliated stockholders. The following summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom Newpoint Financial Corp. Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code.

This summary assumes that you are one of the following: a citizen or resident of the United States; a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state); an estate the income of which is subject to federal income taxation regardless of its sources; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the Reverse Stock Split Transaction generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local, and foreign income tax consequences of the Reverse Stock Splits.

NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

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Tax Consequences to the Company. Newpoint Financial Corp. believes that the Reverse Stock Split generally should be treated as a tax-free “recapitalization” or other non-recognition event for federal income tax purposes in which case the Transaction should have no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Reverse Stock Split. If you receive no cash as a result of the Reverse Stock Split, but continue to hold shares of Newpoint Financial Corp. Common Stock immediately after the Reverse Stock Split, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Reverse Stock Split will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Reverse Stock Split, and the holding period in those shares will be the same as immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Reverse Stock Split and Who Will Not Own, or Will Not Be Considered under the Code to Own, Shares of Common Stock After the Reverse Stock Split. If you receive cash as a result of the Reverse Stock Split and you do not own, and are not considered to own, shares of Newpoint Financial Corp. Common Stock immediately after the Reverse Stock Split, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of Common Stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Reverse Stock Split. The deductibility of capital loss is subject to limitations.

Backup Withholding. If you receive cash as a result of the Reverse Stock Split, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. You will be required to deliver or provide such information following the effective time of the Reverse Stock Split. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

FAIRNESS OF THE REVERSE STOCK SPLIT TO STOCKHOLDERS

The Board determined that the Reverse Stock Split, including the proposed cash payment of $0.001 per pre-split share to stockholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all Newpoint Financial Corp. stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

With respect to the stockholders whose shares would be cashed out, the Board relied upon, among other things, Chief Financial Officer, together with advisors for a determination of the per share valuations of the Company’s equity. The Board relied upon the analyses and conclusions to determine that a price of between $0 and $0.01 per pre-split share payable to fractional shareholders would be fair, from a financial point of view, to holders of shares of the Company’s Common Stock, including those stockholders who will receive cash payments in connection with the Reverse Stock Split and will not be continuing stockholders of the Company. The Board ultimately decided upon a per share price of $0.001 per share.

With respect to the fairness of the Reverse Stock Split to the stockholders whose stock would not be cashed out in the Reverse Stock Split, the Board also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was not in excess of the value determined to be the fair value of such stock by 10%.

Procedural Fairness to All Stockholders

The Board relied significantly on the determination by its advisors of the range of per share prices at which shares of pre-split Common Stock would be cashed out in the Reverse Stock Split to conclude that the Reverse Stock Split is procedurally fair to the stockholders who would remain stockholders after the transaction, in this case because the independent determination demonstrates that the Company was not paying more than fair market value for the shares that will be cashed out.

The Board unanimously concluded that the Reverse Stock Split is in the Company’s best interests and the best interests of all of the Company’s stockholders. Because of the relatively small size of the Board, it decided not to create a Special Committee of the Board to approve the Reverse Stock Split Transaction.

The Board determined that the process leading up to the approval of the Reverse Stock Split was procedurally fair to the Stockholders because of the structural fairness of the Reverse Stock Split and the safeguards that the Board did put into place.

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Termination of Exchange Act Registration

Newpoint Financial Corp. Common Stock is currently registered under the Exchange Act. The Company is permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of its Common Stock. As of September 30, 2023 Newpoint Financial Corp. had approximately 865 record and beneficial holders of its Common Stock. Upon the effectiveness of the Reverse Stock Split, Newpoint Financial Corp. expects to have approximately 179 record and beneficial holders of its Common Stock. The Company intends to terminate the registration of its Common Stock under the Exchange Act as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which the Company will be required to furnish to its stockholders. After the Company becomes a non-reporting company, its stockholders will have access to its corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by the Company’s directors’ and officers’ fiduciary duties to the Company and its stockholders.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to the Company, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company estimates that termination of registration of its Common Stock under the Exchange Act will save an estimated $22,000 per year in legal, accounting, printing and other expenses, and will also enable the Company’s management to devote more time to the Company’s operations. See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse Stock Split” in this Information Statement.

DESCRIPTION OF THE REVERSE STOCK SPLIT

Amendments of Certificate of Incorporation to Effect the Reverse Stock Split

The Board determined that it is advisable to amend the Company’s Certificate of Incorporation to effect a 1-for-206 Reverse Split of Common Stock, and to provide for the cash payment of $0.001 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from the stockholder approval of the Certificates of Amendment, which has been obtained, the amendment is not subject to any additional regulatory approvals.

Vote Required

The Company has received the written consent of stockholders holding in aggregate 76.6% of the issued and outstanding shares of Common Stock. No special meeting of stockholders is required under Delaware law, since the requisite vote for adoption of the Reverse Stock Split has been obtained and the vote of other stockholders is not necessary.

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Holders as of Effective Date; Net Effect After Reverse Stock Split

Stockholders holding fewer than 206 pre-split shares of Common Stock will be cashed out at a price of $0.001 per share, and the holdings of all other stockholders will be unchanged. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE TRANSFER AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S TRANSFER AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.

The proposed Certificates of Amendment are attached as Annexes A-1 to this Information Statement. The Reverse Stock Split will become effective upon the filing of the proposed Certificates of Amendment with the Office of the Secretary of State of the State of Delaware.

Cash Payment for Fractional Shares

Newpoint Financial Corp. will file Certificates of Amendment with the Office of the Secretary of State of the State of Delaware and effect the amendment set forth in Annex A-1 to this Information Statement. The Reverse Stock Split will become effective on the date and time set forth in the Certificates of Amendment following their filing.

As soon as practicable after the Effective Date, all Newpoint Financial Corp. stockholders holding fewer than 206 shares will be notified and will receive payment in the amount of $0.001 per pre-split share. Those Newpoint Financial Corp Stockholders beneficially owning at least 206 shares of Common Stock will continue to hold the same number of shares of Common Stock in book-entry form.

If the Reverse Stock Split is effected, any Stockholder owning fewer than 206 shares of the currently outstanding Common Stock will cease to have any rights with respect to Newpoint Financial Corp Common Stock, except to be paid in cash, as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 206 shares after the Reverse Stock Split is effected.

Nominees (such as a Bank or Broker) may have required procedures, and a Stockholder holding Common Stock in street name should contact their nominee to determine how the Reverse Stock Split will affect them. The Transfer Agent has informed the Company that nominees are expected to provide beneficial ownership positions to the Transfer Agent to ensure beneficial owners are appropriately treated in effecting the Reverse Stock Split.

Beneficial owners of fewer than 206 shares of Common Stock, must instruct their nominee to transfer shares into a record account in their name in a timely manner ensuring their recognition as holders of record prior to the Effective Date. The Effective Date is anticipated to be on or after September 30, 2024, which is 20 calendar days after the anticipated first mailing date of this Information Statement to Newpoint Financial Corp Stockholders.

Stockholders holding fewer than 206 shares of Common Stock in street name who do not transfer shares into a record account timely manner may not be cashed out in connection with the Reverse Stock Split. For instance, such Stockholder’s may not be cashed out if their nominee is a record holder of an aggregate of 206 or more shares of Common Stock, holds shares for multiple Stockholders in street name and does not provide these beneficial ownership positions timely to the Transfer Agent.

Appraisal Rights

No appraisal rights are available under either the Delaware General Corporation Law or the Company’s Certificate of Incorporation to any Stockholder.

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FINANCING OF THE REVERSE STOCK SPLIT

Completion of the Reverse Stock Split will require approximately $22,000, which includes advisory, legal, financial, accounting and other fees and costs related to the transaction. As a result, the Company will have decreased working capital following the Reverse Stock Split which may have a material effect on its capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by the Company.

You should read the discussion under the caption “Costs of the Reverse Stock Split” in this Information Statement for a description of the fees and expenses Newpoint Financial Corp expects to incur in connection with the transaction.

COSTS OF THE REVERSE STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by Newpoint Financial Corp in connection with Reverse Stock Split. Final costs of the transaction may be more or less than the estimates shown below. The Company will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of paying for shares of those Stockholders holding fewer than 206 shares pursuant to the Reverse Stock Split.

Transfer Agent Fees and Related Expenses	$5,500
Legal and Board Fees	$16,500
Total	$22,000

INTERESTS OF CERTAIN PERSONS

Newpoint Financial Corp. will make no payments to officers, directors or insiders in connection with this transaction. The executive officers and directors immediately prior to the transaction will be the executive officers and directors of the Company after the transaction.

CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE STOCK SPLIT

Newpoint Financial Corp. expects its business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse Stock Split is not anticipated to have any effect upon the conduct of the Company’s business. Newpoint Financial Corp. expects to realize time and cost savings as a result of terminating its public reporting company status. When the Reverse Stock Split is consummated, all persons owning fewer than 206 shares of Common Stock at the Effective Date of the Reverse Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in its future potential earnings and growth.

When the Reverse Stock Split is effected, Newpoint Financial Corp. believe that, based on its stockholder records, approximately 179 record holders will remain as record holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Stockholders who currently beneficially own approximately 100% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Newpoint Financial Corp. plans, following the consummation of the Reverse Stock Split, to become a non-reporting company. The Company will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission. Among other things, the effect of this change will be to enable the Company to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

As stated throughout this Information Statement, the Company believes that there are significant advantages to effecting the Reverse Stock Split and going dark.

Other than as described in this Information Statement, neither Newpoint Financial Corp. nor its management has any current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer any material amount of the Company’s assets; (iii) to change the Company’s Board or management; (iv) to change materially the Company’s indebtedness or capitalization; or (v) otherwise to effect any material change in the Company’s corporate structure or business.

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RECOMMENDATION OF THE BOARD; FAIRNESS OF THE REVERSE STOCK SPLIT

The Board believes the Reverse Stock Split Transaction is fair to all Newpoint Financial Corp. stockholders, including those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split” and “Special Factors — Effects of the Reverse Stock Split.” For the reasons described above under the caption “Fairness Opinion — Procedural Fairness to All Stockholders,” the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split.

In consideration of the factors discussed under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split,” “Special Factors — Effects of the Reverse Stock Split” and “Recommendation of the Board; Fairness of the Reverse Stock Split” in this Information Statement, the Board approved the Reverse Stock Split Transaction by a unanimous vote of the Board, submitted the Reverse Stock Split to a vote of the requisite number of stockholders holding sufficient shares to approve the transaction and recommended that such stockholders vote for approval and adoption of the Certificates of Amendment and the payment of cash of $0.001 per pre-split share to record holders who hold fewer than 206 shares as described above.

Reservation of Rights

Although the Reverse Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

The Board presently believes that the Reverse Stock Split is in the best interests of the Company, its stockholders being cashed out pursuant to the Reverse Stock Split and its stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split, and thus recommended a vote for the proposed Certificates of Amendment. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to Newpoint Financial Corp. stockholders, a material change in the Company’s business or litigation affecting the Company’s ability to proceed with the Reverse Stock Split. In addition, if the Board determines the Reverse Stock Split would not have the intended effect of reducing the record holders of the Company’s Common Stock to below 300 it would strongly consider changing the Split Ratio to a higher number. The Board does not anticipate having to change the Redemption Price but, if circumstances made that appropriate, it would continue to set the Redemption Price between the range determined by Chief Financial Officer and respective advisors to be fair, between $0 to $0.01. If the Board decides to withdraw or modify the Reverse Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations. The Board does not anticipate abandoning the Reverse Stock Split unless the price of Newpoint Financial Corp. Common Stock increases to a level that would cause the Redemption Price to be inequitable to the stockholders who will be cashed out as a result of the Reverse Stock Split.

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FINANCIAL INFORMATION

The Company’s audited Consolidated Financial Statements and accompanying notes filed with the Company’s Annual Report (the “Annual Report”) on Form 10-K for the year ended December 31, 2022, are incorporated herein by reference. As of December 31, 2022, the book value per share was $0.001 (computed by dividing total equity at December 31, 2022 by the total shares outstanding on that date).

The Company’s unaudited Consolidated Interim Financial statements and accompanying notes filed with the Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”) for the quarterly period ended September 30, 2023, are incorporated herein by reference. As of September 30, 2023, the book value per share was $0.001 (computed by dividing total equity at September 30, 2023, by the total shares outstanding on that date).

Item 7 of Part II of the Company’s Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part I of the Company’s Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 30 2024, information regarding beneficial ownership of the Company’s common stock by the following:

●	each person, or group of affiliated persons, who is known by Newpoint Financial Corp. to beneficially own 5% or more of any class of the Company’s voting securities;

●	each of the Company’s directors;

●	each of the Company’s named executive officers; and

●	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Commission. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying stock options that are currently exercisable or exercisable within 60 days of June 30, 2024. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, it is the belief of the Company that the beneficial owners of the Common Stock listed below, based on the information each of them has given to Newpoint Financial Corp , have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 19,153,923 shares of outstanding Common Stock as September 30, 2023. Unless otherwise indicated, the Company deems shares subject to Stock options that are exercisable within 60 days of June 30, 2024, to be outstanding and beneficially owned by the person holding the Stock options for the purpose of computing percentage ownership of that person. These shares are not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o Newpoint Financial Corp , Inc., 433 North Camden Drive, Suite 725, Beverly Hills, CA 90210, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Shareholders
Directors and Named Executive Officers
Keith Beekmeyer	(1) 10,837,500	56.6%
Andrew Bye	(2) 3,825,000	19.9%
All Officers and Directors as Group (4 persons)	14,662,500	76.6%
Suisse Capital Limited	10,837,500	56.6%*
24 L&A Limited UK	3,825,000	19.9%

(1)	Represents shares held by Suisse Capital Limited. Mr. Beekmeyer is the managing director of Suisse Capital Limited.

(2)	Represents shared held by 24 L&A Limited UK. Mr. Bye is the managing director of L&A Limited UK.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Delaware General Corporation Law, or DGCL, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Certificate of Incorporation and the Bylaws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought, nor is Newpoint Financial Corp. aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that Newpoint Financial Corp. filed with the Commission, File No. 000-55195, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995:

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023, and September 30, 2023; and

●	the Company’s Current Reports on Form 8-K, filed with the Commission on, February 3, 2023.

All documents and reports that Newpoint Financial Corp. filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

AVAILABLE INFORMATION

This Information Statement is posted on the Company’s website and may be accessed through its website at https://newpointfinancialcorp.com/. Newpoint Financial Corp is also subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the Commission’s Internet Website (http://www.sec.gov).

EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Unanimous Written Consent of the Board of Directors of Newpoint Financial Corp. Dated December 12, 2023
99.2	Unanimous Written Consent of the Board of Directors of Newpoint Financial Corp. Dated May 20, 2024
99.3	Written Shareholder’s Consent Dated May 13, 2024

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Annex A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF NEWPOINT FINANCIAL CORPORATION

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned corporation hereby submits this Certificate of Amendment for the purpose of amending its Certificate of Incorporation:

1.	The name of the corporation is Newpoint Financial Corporation (the “Corporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article Fourth of the Certificate of Incorporation is hereby amended by adding the following:

As of 12:01 am Eastern Time on [  ], 2024, or such later date as may be required by the Delaware Secretary of State (the “Effective Time”), there shall be effected a reverse stock split (the “Reverse Split”) pursuant to which each [__] shares of common stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one share of common stock of the Corporation (“New Common Stock”). No fractional shares of New Common Stock shall be issued in connection with the Reverse Split. To the extent that any stockholder would have otherwise been deemed to own a fractional share of New Common Stock after the Effective Time as a result of the Reverse Split, such fractional share resulting from the Reverse Split shall instead be rounded down to the nearest whole share. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (each, an “Old Certificate”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (each, a “New Certificate”) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificate(s) so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered by such stockholder. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer.

3.	The foregoing amendment was approved by the Corporation’s stockholders on May 13, 2024 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF , I have hereunto set my hand this ____ day of [______], 2024.

NEWPOINT FINANCIAL CORPORATION

By:
Name:
Title:

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By Order of the Board of Directors,

Dated: August 23, 2024
/S/ Keith Beekmeyer
	Name:	Keith Beekmeyer
	Title:	Chief Executive Officer

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